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                                                                    Exhibit 10.1

President/Chief Operating Officer's Bonus Arrangement

Fastenal Company's President/Chief Operating Officer is paid a bonus under an individual bonus arrangement. Under this arrangement, the President/Chief Operating Officer's bonus for any quarter is calculated based on the amount by which the Company's consolidated pre-tax income for such quarter exceeds the Company's consolidated pre-tax income for the same quarter in the prior year.